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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
July 12, 2012 (July 12, 2012)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 1.01	Entry into a Material Definitive Agreement.
LLC Interest Purchase Agreement
On July 12, 2012, HollyFrontier Corporation (“HollyFrontier”), Holly Energy Partners, L.P. (the “Partnership”), and its subsidiary, HEP UNEV Holdings LLC (“Buyer”), entered into an LLC Interest Purchase Agreement (the “Purchase Agreement”), pursuant to which (i) Buyer acquired all of the issued and outstanding limited liability company interests (the “LLC Interests”) of HEP UNEV Pipeline LLC (f/k/a Holly UNEV Pipeline Company) (the “Company”) from HollyFrontier, thereby indirectly acquiring 75% of all of the issued and outstanding membership interests in UNEV Pipeline, LLC (“UNEV Pipeline”), the owner of an approximately 400 mile, 12-inch refined products pipeline currently running from Woods Cross, Utah, to Las Vegas, Nevada, related products terminals in or near Cedar City, Utah and Las Vegas, Nevada, and other related assets (collectively, the “Pipeline”), and (ii) the general partner of the Partnership waived certain incentive distribution rights granted under the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the “Partnership Agreement”), in exchange for aggregate consideration of (a) the issuance of an interest in Buyer to a subsidiary of HollyFrontier that entitles that subsidiary to payments based upon UNEV Pipeline’s EBITDA for a specified period of time, as described below in this Item 1.01 under “Amended and Restated Limited Liability Company Agreement of HEP UNEV Holdings LLC,” and (b) $315 million, which was satisfied by (x) a cash payment to HollyFrontier of $260 million and (y) the issuance of 1,029,900 common units of the Partnership valued at approximately $55 million (the “Common Unit Consideration”), to a subsidiary of HollyFrontier (collectively, the “Acquisition”). The value of the Common Unit Consideration was based on the volume-weighted average price of the common units for the ten trading days prior to announcement of the Acquisition on June 28, 2012. The Acquisition was closed simultaneously with the signing of the Purchase Agreement. HollyFrontier controls the general partner of the Partnership.
Limited Partial Waiver of Incentive Distribution Rights under the Partnership Agreement
On July 12, 2012, in connection with the closing of the Acquisition, the Partnership’s general partner, which is owned indirectly by HollyFrontier, executed a Limited Partial Waiver of Incentive Distribution Rights under the Partnership Agreement (the “Waiver”). Pursuant to the Waiver, the Partnership’s general partner agreed to forego its right to $1.25 million per quarter of incentive distributions from the Partnership that the general partner would otherwise be entitled to receive over the 12 consecutive quarters following the closing of the Acquisition and up to an additional 4 quarters in certain circumstances, with certain limited exceptions.
The description of the Waiver herein is qualified by reference to the Waiver, filed as Exhibit 3.1 to this report, which is incorporated by reference into this report in its entirety.
Seventh Amended and Restated Omnibus Agreement
On July 12, 2012, in connection with the closing of the Acquisition, HollyFrontier, the Partnership and certain of their respective subsidiaries entered into a Seventh Amended and Restated Omnibus Agreement (the “Seventh Restated Omnibus Agreement”). The Seventh Restated Omnibus Agreement amends and restates the Sixth Amended and Restated Omnibus Agreement, effective as of November 1, 2012 (which was previously filed as an exhibit to the Partnership’s Current Report on Form 8-K dated November 10, 2011), to, among other things, subject the equity interests of UNEV Pipeline to HollyFrontier’s right of first refusal to purchase the Partnership’s assets and extend certain indemnification (other than environmental indemnification) provided under the Sixth Amended and Restated Omnibus Agreement to cover the Pipeline.

Amended and Restated Limited Liability Company Agreement of HEP UNEV Holdings LLC
On July 12, 2012, in connection with the closing of the Acquisition, Buyer, the Partnership and a subsidiary of HollyFrontier entered into an Amended and Restated Limited Liability Company Agreement of Buyer (the “Amended LLC Agreement”). Pursuant to the Amended LLC Agreement, the subsidiary received Class B Common Units of Buyer (the “Profits Interest”). The Profits Interest entitles the holder in certain circumstances to receive distributions equal to 50% of Buyer’s portion of UNEV Pipeline’s EBITDA over $30 million (subject to adjustment in certain circumstances). The payments for the Profits Interest, if any, begin in the fifth year after the closing of the Acquisition based on UNEV Pipeline’s EBITDA for the fourth year following the closing of the Acquisition, and continue until the earlier of reaching a cap (the “Cap”) or 20 years following the closing of the Acquisition. The amount of the Cap is based primarily upon the total amount of incentive distributions waived under the Waiver and increases at a rate of 7% per annum with regard to the amount remaining to be paid towards the Cap. Upon a direct or indirect sale of Buyer, Buyer’s interest in UNEV Pipeline or a sale of material assets of UNEV Pipeline and other certain events, Buyer or the Partnership is required to purchase the Profits Interest for a price based upon the total amount remaining to be paid towards the Cap or, after July 1, 2016 and at the election of Buyer or the Partnership, as applicable, based upon the fair market value of the Profits Interest, except that in the case of certain partial sales, only a proportionate amount of the Profits Interest is required to be purchased at the time of such sale.
Termination of Option Agreement
On July 12, 2012, in connection with the closing of the Acquisition, HollyFrontier, the Company, and Holly Energy Partners – Operating, L.P., a subsidiary of the Partnership (“HEP Operating”), and certain of HollyFrontier’s and the Partnership’s subsidiaries entered into a Termination of Option Agreement (the “Termination”). The Termination terminates that certain Option Agreement, dated as of January 31, 2008, as amended by that certain First Amendment to Option Agreement, dated as of February 11, 2010, pursuant to which the Company granted to HEP Operating an irrevocable option to purchase all the equity interests owned by the Company in UNEV Pipeline.
The Partnership intends to file a copy of the Purchase Agreement, Seventh Restated Omnibus Agreement, Amended LLC Agreement and Termination as exhibits to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 regarding the Termination is incorporated into this Item 1.02 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 12, 2012, the Partnership completed the Acquisition pursuant to the terms of the Purchase Agreement and the documents related thereto as described in Item 1.01 above, which description is incorporated by reference in this Item 2.01.

The consideration for the Acquisition was determined pursuant to negotiations between HollyFrontier and the conflicts committee of the Partnership, which is comprised solely of independent outside directors.

In addition to the relationship between the Partnership and HollyFrontier created under the Waiver,

Seventh Restated Omnibus Agreement, and Amended LLC Agreement, with the closing of the Acquisition, HollyFrontier indirectly owns 12,127,515 common units of the Partnership, representing a 44% ownership interest in the Partnership, including the 2% general partner interest by which HollyFrontier indirectly owns and controls the general partner of the Partnership. Additionally, the Partnership and HollyFrontier have certain commercial relationships as further described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012.

Item 3.02	Unregistered Sales of Equity Securities
Upon the Closing of the Acquisition described in Item 1.01 above, which description is incorporated herein by reference, the Partnership will issue the Common Unit Consideration. The Partnership’s issuance of the Common Unit Consideration will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 regarding the Waiver is incorporated into this Item 5.03 by reference.

Item 7.01    Regulation FD Disclosure.
On July 12, 2012, the Partnership and HollyFrontier issued a joint press release announcing the completion of the Acquisition. A copy of the press release is furnished hereto as Exhibit 99.1 to this Form 8-K.
The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.
Item 9.01    Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired
Financial statements relating to the Acquisition will be filed as an amendment on Form 8-K/A to this report within 71 calendar days from the date that this Current Report on Form 8-K is required to be filed.
(b)    Pro Forma Financial Information
Pro forma financial information relating to the Acquisition will be filed as an amendment on Form 8-K/A to this report within 71 calendar days from the date that this Current Report on Form 8-K is required to be filed.

(d)    Exhibits

Exhibit No.	Description
3.1*	Limited Partial Waiver of Incentive Distribution Rights under the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated as of July 12, 2012
99.1**	Press Release of Holly Energy Partners, L.P. and HollyFrontier Corporation, issued July 12, 2012
* Filed herewith. ** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P.,
its General Partner

By:	Holly Logistic Services, L.L.C.
its General Partner

	By:	/s/ Bruce R. Shaw
	Title:	Senior Vice President and
Chief Financial Officer

Date:    July 12, 2012

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Limited Partial Waiver of Incentive Distribution Rights under the First Amended and Restated Agreement of Limited Partnership of Holly Energy Partners, L.P., dated as of July 12, 2012
99.1**	Press Release of Holly Energy Partners, L.P. and HollyFrontier Corporation, issued July 12, 2012
* Filed herewith. ** Furnished herewith.